POWER OF ATTORNEY


       Know all by these presents, that the undersigned hereby constitutes and appoints each of Richard J. Morrison, Kerry J. Tomasevich, and Matthew Benson, signing singly, as his true and lawful attorney-in-fact to:

       (1) Obtain necessary EDGAR access codes and execute for and on behalf of the undersigned Forms 144 under the Securities Act of 1933 and Rule 144 promulgated thereunder, and Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

       (2) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 144 and Form 3, 4 and 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

       (3) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever requisite, necessary and proper to be done in the exercise of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the direction of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Rule 144 of the Securities Act of 1933 and/or
Section 16 of the Securities Exchange Act of 1934.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of May 2, 2018.

/s/ Linda Dorcena Forry
Linda Dorcena Forry

State of Massachusetts
County Suffolk

On this 2nd day of May, 2018, before me, the undersigned notary public, personally appeared Linda Dorcena Forry, personally known to me, and acknowledged the foregoing instrument to be her free act and deed.

In witness whereof, I hereunto set my hand and official seal.

/s/ Florence J. Iacono
Print Florence J. Iacono

My commission expires:  1/20/23